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Exhibit Number 21                   Subsidiaries of Registrant.

                              LIST OF SUBSIDIARIES
                              --------------------
Name of Subsidiary                                          Incorporation
------------------                                          -------------

St. Paul Federal Bank for Savings                            United States
Annuity Network, Inc.                                        Illinois
St. Paul Trust Company                                       Illinois
St. Paul Financial Development Corporation                   Illinois
Custom Source Realty Corporation (a)                         Illinois
SPF Insurance Agency, Inc. (b)                               Illinois
St. Paul Securities, Inc. (b)                                Illinois
Community Finance Corporation (b)                            Illinois
Managed Properties, Inc. (b)                                 Illinois
MPI Illinois Corporation (b)                                 Illinois
EFS/San Diego Service Corporation (b)                        Illinois
Beverly Acquisition Corporation (b)                          Illinois
St. Paul Investment Corporation (b)                          Delaware
Serve Corps Mortgage Corporation (b)                         Illinois
ATM Connection, Inc.(b)                                      Illinois
Investment Network, Inc. (c)                                 Illinois
Investment Network Advisors, Inc. (d)                        Illinois






(a)  Subsidiary of St. Paul Financial Development Corporation.
(b)  Subsidiary of St. Paul Federal Bank for Savings.
(c)  Subsidiary of St. Paul Securities, Inc.
(d)  Subsidiary of Investment Network, Inc.



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